EXHIBIT 10.3

May 8, 2015

Jane Levine

Dear Jane:

This letter is to inform you that your compensation will be adjusted as follows:

•
Your annual salary will be increased from $257,500 to $350,000 ($14,583.33 per semi-monthly pay period) effective as of January 1, 2015. Your May 15, 2015 paycheck will reflect your increased salary and will include the retroactive portion of the increase that covers January through April, 2015.

•	Your total incentive target for 2015 will be increased from $140,000 to $200,000. This increase is effective January 1, 2015.

•	Your BDA will remain at $3,000 per year.

In the event your employment is terminated under the terms of the Sotheby’s Inc. Severance Policy, your benefit will be $796,250.

Effective with the May 5, 2015 change to reporting to the Chief Executive Officer, you will now be considered an Executive Officer and subject to:

•
A stockholdings requirement (fixed number of shares) that will be determined by the Board of Directors for Executive Officers. For equity grants commencing with your February 2016 award and going forward, 50% of the net shares that vest need to be held until you achieve the target ownership requirement. Prior grants are not subject to this holding requirement.

•
Public filing requirements under Section 16 of the Securities Exchange Act. Any equity awards or transactions in Sotheby’s stock will require your signature or designated power of attorney within two business days of the transaction. Corporate Compensation will prepare these filings for your signature.

Also, consistent with other Executive Officers, for 2015 performance year and future years, any equity awarded will be granted in 100% performance share units (PSUs).

These compensation adjustments and the enhanced severance benefit amount are subject to you reaffirming the attached notice and non-compete agreement and confidentiality agreement.

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Please let me know if you have any questions.

Sincerely,

/S/ SUSAN ALEXANDER
Susan Alexander
Executive Vice President
Worldwide Head of Human Resources